As filed with the United States Securities and Exchange Commission on March 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VERTEX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23 2081753
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

(800) 355 3500

(Address, including zip code, of principal executive offices)

VERTEX, INC. 2020 INCENTIVE AWARD PLAN

VERTEX, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

David DeStefano

President, Chief Executive Officer and Chairperson

Vertex, Inc.

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

(800) 355 3500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joel H. Trotter William K. Hackett Latham & Watkins LLP 555 Eleventh Street, NW Washington, DC 20004 (202) 637-2200	Bryan T. R. Rowland Vertex, Inc. 2301 Renaissance Blvd King of Prussia, PA 19406 (800) 355-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Vertex, Inc. (the “Company”) to register 18,000,000 additional shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Vertex, Inc. 2020 Incentive Award Plan (the “2020 Incentive Plan”) and 4,000,000 additional shares of Common Stock reserved for issuance under the Vertex, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2020 (File No. 333-240143) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the Commission on March 16, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(c)	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A to be filed with the Commission pursuant to Section 12(b), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any such document or such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

Exhibit Number	Description of Exhibit

4.1

Form of Amended and Restated Certificate of Incorporation of Vertex, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239644) filed with the Commission on July 24, 2020).

4.2

Form of Amended and Restated Bylaws of Vertex, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-239644) filed with the Commission on July 20, 2020).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Crowe LLP.

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

99.1

Vertex, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-239644) filed with the Commission on July 24, 2020).

99.2

Vertex, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-239644) filed with the Commission on July 20, 2020).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of King of Prussia, state of Pennsylvania, on March 18, 2022.

Vertex, Inc.

By:	/s/ David DeStefano David DeStefano President, Chief Executive Officer and Chairperson

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and officers of Vertex, Inc. (the “Company”), hereby severally constitute and appoint David DeStefano and John Schwab, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, this registration statement, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David DeStefano David DeStefano	President, Chief Executive Officer and Chairperson (Principal Executive Officer)	March 18, 2022

/s/ John Schwab John Schwab	Chief Financial Officer (Principal Financial Officer)	March 18, 2022

/s/ Lisa Butler Lisa Butler	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2022

/s/ Eric Andersen Eric Andersen	Director	March 18, 2022

/s/ Terrence Kyle Terrence Kyle	Director	March 18, 2022

/s/ Kevin Robert Kevin Robert	Director	March 18, 2022

/s/ J. Richard Stamm J. Richard Stamm	Director	March 18, 2022

/s/ Amanda Westphal Radcliffe Amanda Westphal Radcliffe	Director	March 18, 2022

/s/ Stefanie Westphal Thompson Stefanie Westphal Thompson	Director	March 18, 2022

/s/ Bradley Gayton Bradley Gayton	Director	March 18, 2022